Exhibit 99.1

Altaba Inc.

Unaudited Consolidated Statement of Assets and Liabilities

(in thousands, except per share amounts)

	March 31, 2019	December 31, 2018
ASSETS
Restricted cash	$2,041,983	$657,190
Foreign currency (cost $0)	—	1,307
Receivable for investments sold	—	742
Interest receivable	2,427	6,034
Dividend receivable	3,221	5,810
Unaffiliated investments, at value including:	4,081,899	7,695,604
Marketable securities, $4,081,714 as of March 31, 2019
Equity securities, $185 as of March 31, 2019
Affiliated investments	51,690,898	38,834,044
Investment in controlled affiliate	250,000	250,000
Other assets	105,757	103,080

Total assets	$58,176,185	$47,553,811

LIABILITIES
Deferred tax liabilities on unrealized appreciation	$10,865,581	$8,004,972
Margin loan payable	3,000,000	3,000,000
Interest payable on margin loan	38,319	—
Deferred and other tax liabilities	1,123,695	1,134,899
Written warrants (premiums received $75,067)	82,457	23,974
Payable to directors, officers and employees	12,582	14,721
Payable to advisors	726	974
Other liabilities	157,052	218,196

Total liabilities	$15,280,412	$12,397,736

Net assets	$42,895,773	$35,156,075

Shares outstanding	536,137,103	567,464,270
NAV per share	$80.01	$61.95

Shares outstanding rollforward:
Shares outstanding at December 31, 2018	567,464,270
Share repurchases	(31,327,167)

Shares outstanding at March 31, 2019	536,137,103